Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement of our report dated June 12, 2026, relating to the financial statement of CoVolt Power, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ BDO USA, P.C.

Chicago, Illinois

August 21, 2026